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                                                                  Exhibit (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated May 22, 2008 on the financial statements and financial highlights of The Boston Trust Funds of the Coventry Group, in Post-Effective Amendment Number 132 to the Registration Statement (Form N-1A, No. 33-44964), included in the Annual Report to Shareholders for the fiscal year ended March 31, 2008, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Columbus, Ohio
July 25, 2008